UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2015

PRAXAIR, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or Other jurisdiction

of incorporation)

1-11037	06-124-9050
(Commission File Number)	(IRS Employer Identification No.)

39 OLD RIDGEBURY ROAD, DANBURY, CT	06810-5113
(Address of principal executive offices)	(Zip Code)

(203) 837-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Praxair, Inc. was held on April 28, 2015 (the “Annual Meeting”), at which shareholders voted upon the items set forth below. The total number of shares that were present or represented by proxy at the Annual Meeting was 253,416,880, which was 87.81% of the shares outstanding and entitled to vote and which constituted a quorum. The final voting results of the items submitted to a vote of the shareholders are set forth below.

Proposal 1

The ten nominees for election as a director were elected to serve until the 2016 annual meeting of shareholders, and until his or her successor is elected and qualified. The vote results were as follows, with each nominee having received at least 88.35% of the votes cast for his or her election:

Director Nominees	Shares For	Shares Against	Shares Abstained	Broker Non- Votes
Stephen F. Angel	227,493,602	6,051,439	1,530,723	18,341,116
Oscar Bernardes	207,687,319	26,067,443	1,321,002	18,341,116
Nance K. Dicciani	227,984,486	6,233,381	857,897	18,341,116
Edward G. Galante	227,660,207	6,554,599	860,958	18,341,116
Ira D. Hall	231,854,508	2,353,768	867,488	18,341,116
Raymond W. LeBoeuf	227,533,549	6,644,050	898,165	18,341,116
Larry D. McVay	233,719,173	475,653	880,938	18,341,116
Denise L. Ramos	233,394,812	821,186	859,766	18,341,116
Wayne T. Smith	222,003,673	12,208,067	864,024	18,341,116
Robert L. Wood	230,955,649	2,808,772	1,311,343	18,341,116

Proposal 2

Shareholders approved, on an advisory and non-binding basis, the compensation of Praxair’s Named Executive Officers as disclosed in the 2015 Proxy Statement, by the votes set forth below.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
146,189,290	87,819,724	1,066,750	18,341,116
(62.19% of votes cast)	(37.36% of votes cast)

Proposal 3

Shareholders rejected a shareholder proposal regarding an independent Board Chairman by the votes set forth below.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
70,616,727	163,429,972	1,029,065	18,341,116
(30.04% of votes cast)	(69.52% of votes cast)

Proposal 4

Shareholders ratified the appointment of PricewaterhouseCoopers LLP as the independent auditor, by the votes set forth below.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
249,828,121	2,751,592	837,167	0
(98.58% of votes cast)	(1.09% of votes cast)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAXAIR, INC. Registrant

Date: May 4, 2015	By:	/s/ Guillermo Bichara
Guillermo Bichara
Vice President, General Counsel and Secretary